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        [LETTERHEAD OF DELOITTE TOUCHE TOHMATSU BRIGHTMAN ALMAGOR & CO.]

                   CONSENT 0F INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Bay Heart Ltd., we hereby consent to the incorporation of our report dated February 3, 1999, included in Form 10K of Ampal-American Israel Corporation for the year ended December 31, 1998 (relating to the financial statements of Bay Heart Ltd. not included herein) into Ampal-American Israel Corporation's previously filed Registration Statements No. 33-51023 and No. 33-55137.

/s/ Brightman Bar-Levav Friedman & Co.

Brightman Bar-Levav Friedman & Co.
Certified Public Accountants


March 25, 1999